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THE PEP BOYS - MANNY, MOE & JACK AND SUBSIDIARIES                          Exhibit 12 - Statement Regarding Computation of Ratios
                                                                                              Ratios of Earnings to Fixed Charges


                                                             (in thousands, except ratios)
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                                                 February 3,      January 28,     January 29,      January 30,       February 1,
Fiscal year                                             1996             1995            1994             1993              1992
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
    Interest                                       $ 32,072          $25,931         $19,701          $20,180           $25,071
    Interest factor in rental expense                 7,743            6,157           5,595            4,698             3,456
    Capitalized interest                              1,407            1,850           1,254              852               602
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(a) Fixed charges, as defined                      $ 41,222          $33,938         $26,550          $25,730           $29,129


    Earnings before income taxes and
     cumulative effect of change in
     accounting principle                          $129,452         $126,482        $104,508          $85,615           $60,512
    Fixed charges                                    41,222           33,938          26,550           25,730            29,129
    Capitalized interest                             (1,407)          (1,850)         (1,254)            (852)             (602)
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(b) Earnings, as defined                           $169,267         $158,570        $129,804         $110,493           $89,039

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(c) Ratio of earnings to fixed charges (b/a)           4.1x             4.7x            4.9x             4.3x              3.1x

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